Exhibit 99.1

Marin Software Announces Third Quarter 2024 Financial Results

San Francisco, CA (October 31, 2024) – Marin Software Incorporated (NASDAQ: MRIN) (“Marin”, “Marin Software” or the “Company”), a leading provider of digital marketing software for performance-driven advertisers and agencies, today announced financial results for the third quarter ended September 30, 2024.

“Marin is excited to deliver the next generation of AI-powered performance marketing tools with our latest enhancement, Advisor,” said Chris Lien, Marin Software’s CEO. “With this OpenAI-powered virtual teammate, Marin users can interact with the platform in an entirely new way – unlocking the collective knowledge of digital marketing thought leaders and putting their best practices to work with a simple prompt. This is another example of Marin delivering innovations to help performance marketers save time and sell more.”

Third Quarter 2024 Product and Business Highlights:

•
Launched Advisor, An AI-Powered Virtual Assistant: Our new AI-powered virtual assistant allows marketers to streamline their workflow by automating tasks and receiving actionable insights. Powered by OpenAI and integrated with Marin’s entire Knowledge Center, Advisor provides real-time performance analysis, recommended actions, and step-by-step guidance, helping users optimize their campaigns directly within Marin’s platform.
•
Upgraded Reddit Integration: Our enhanced Reddit integration now supports full campaign management, including budgeting, forecasting, and automation—on top of our existing omni-channel reporting capabilities. Marketers can manage their Reddit campaigns with the same precision and ease they apply across other platforms in Marin.
•
Launched the Completed Episode Report: The new Completed Episode report offers greater transparency by showcasing results from the latest completed episode. This feature gives brands deeper insights into the performance of their campaigns and highlights the value delivered by the Marin platform.
•
Improved Budget Management Controls: We’ve introduced new budget floor controls, ensuring campaigns maintain a minimum spend to maximize impact and avoid underperformance due to budget shortfalls. These enhancements provide users with automated budget management that adheres to both maximum and minimum thresholds across all campaigns and publishers.
•
Enhanced Client Grid Reporting: Marin’s in-app client grid now offers expanded reporting options, including conversion types and custom columns across publishers. This update gives marketers more flexibility and deeper insights into their campaign performance.
•
Amazon S3 Integration: Users can now connect their Amazon S3 buckets as a data source, enabling near real-time access to critical campaign data such as revenue and conversions. This integration ensures seamless cross-channel insights, particularly for those leveraging Amazon’s data solutions.
•
Launched Free Media Allocation Audit: For the first time, we’re offering a complimentary media allocation audit. With our decades of expertise and industry-leading analytics, this audit helps performance marketers assess if their digital marketing budgets are being invested optimally, providing valuable recommendations to deliver growth and efficiency improvements.
•
Search Ads Innovation Agreement with Google: In July 2024, we entered into a new three-year Search Ads Innovation Agreement with Google that commenced on October 1, 2024, which is substantially similar to the Revenue Share Agreement with Google that expired on September 30, 2024, including the same minimum quarterly payments.

Third Quarter 2024 Notable Client Achievements:

•
Fusion 92: Fusion 92, one of the Midwest’s largest independent media agencies, utilized Marin’s budgeting platform to transform budget compliance for their client, a dental services organization with over 1,500 offices nationwide. In just under two months, they improved budget compliance from 9% to 96%, saving over 15 hours of manual work per week.

Third Quarter 2024 Financial Updates:

•
Net revenue totaled $4.3 million, a year-over-year decrease of 4% when compared to $4.4 million for the third quarter of 2023.
•
GAAP loss from operations was ($2.1) million, resulting in a GAAP operating margin of (50%), as compared to a GAAP loss from operations of ($5.1) million and a GAAP operating margin of (115%) for the third quarter of 2023.
•
Non-GAAP loss from operations was ($1.8) million, resulting in a non-GAAP operating margin of (43%), as compared to a non-GAAP loss from operations of ($2.9) million and a non-GAAP operating margin of (65%) for the third quarter of 2023.
•
Cash and cash equivalents were $5.6 million as of September 30, 2024.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

In October 2024, after the third quarter of September 30, 2024, we commenced the implementation of an organizational restructuring and reduction-in-force plan to reduce the Company’s operating costs (the “2024 Restructuring Plan”), which is expected to result in the reduction of our global employees by approximately 27 employees, representing approximately 26% of our total headcount as of September 30, 2024. We estimate that the 2024 Restructuring Plan will result in estimated pre-tax annualized cost savings of approximately $3.5 million to $3.7 million, all of which is related to the reduction-in-force pursuant to the 2024 Restructuring Plan, and we expect to begin realizing the cost savings from the 2024 Restructuring Plan during the three months ended December 31, 2024. We estimate that we will incur between approximately $0.6 million and $0.8 million of cash expenditures during the three months ended December 31, 2024 in connection with the 2024 Restructuring Plan, substantially all of which relates to severance costs, and we expect to substantially complete the 2024 Restructuring Plan in the same period.

Financial Outlook:

Marin is providing guidance for its fourth quarter of 2024, as follows:

Forward-Looking Guidance
In millions

	Range of Estimate
	From	To
Three Months Ending December 31, 2024
Revenue, net	$4.0	$4.2
Operating loss (Non-GAAP)	$(1.4)	$(1.1)

Non-GAAP loss from operations excludes the effects of stock-based compensation expense, amortization of internally developed software, impairment of long-lived assets, capitalization of internally developed software, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Meta.

Additionally, the Company does not reconcile its forward-looking non-GAAP loss from operations, due to variability between revenue and non-cash items such as stock-based compensation. The GAAP loss from operations includes stock-based compensation expense, which is affected by hiring and retention needs, as well as the future price of Marin’s stock. As a result, a reconciliation of the forward-looking non-GAAP financial measures to the corresponding GAAP measures cannot be made without unreasonable effort.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the Company’s financial results for the quarter ended September 30, 2024, and its outlook for the future. To access the call, please dial (800) 954-0684 in the United States or (212) 231-2929 internationally with reference to conference ID 13742154. A live webcast of the conference call will be accessible at https://viavid.webcasts.com/starthere.jsp?ei=1639634&tp_key=333b2eee9c. Following the completion of the call through 11:59 p.m. Eastern Time on November 7, 2024, a recorded replay will be available on the Company’s website at http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (844) 512-2921 in the United States or (412) 317-6671 internationally with the recording access code 13742154.

About Marin Software

Marin Software Incorporated’s (NASDAQ: MRIN) mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin Software provides enterprise marketing software for advertisers and agencies to integrate, align, and amplify their digital advertising spend across the web and mobile devices. Marin Software offers a unified SaaS advertising management platform for search, social, and eCommerce advertising. The Company helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco with offices worldwide, Marin Software’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP expenses, measures and net loss per share. Marin defines non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, amortization of internally developed software and intangible assets, capitalization of internally developed software, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Meta. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding.

Adjusted EBITDA. Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, amortization of internally developed software and intangible assets, capitalization of internally developed software, benefit from or provision for income taxes, other income, net, non-recurring costs associated with restructurings, and certain professional fees that the Company has incurred in responding to third-party subpoenas that the Company has received related to governmental investigations of Google and Meta. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflects an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, impact of investments in product and technology on future operating results, the increasing complexity in marketing, progress on product development efforts, product capabilities, advertiser and customer behavior, and future financial results, including its outlook for the fourth quarter of 2024. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to, our ability to reduce our expenses or raise additional capital to meet our obligations as a going concern; our ability to successfully implement a restructuring plan that we commenced in October 2024 and the expected costs and savings from the restructuring plan; the amount of digital advertising spend managed by our customers using our products; the extent of customer acceptance, adoption and usage of our MarinOne platform; the productivity of our personnel and other aspects of our business; our ability to maintain or grow sales to new and existing customers; any adverse changes in our relationships with and access to publishers and advertising agencies and strategic business partners, including any adverse changes in our revenue sharing agreement with Google; our ability to retain and attract qualified management, technical and sales and marketing personnel; any delays in the release of updates to our product platform or new features or delays in customer deployment of any such updates or features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenue, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; our ability to maintain or expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; any shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; our ability to maintain the listing of our common stock on the Nasdaq; and adverse changes in general economic or market conditions. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K, which we may file from time to time, and all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of October 31, 2024. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2580

press@marinsoftware.com

Marin Software Incorporated
Condensed Consolidated Balance Sheets
(On a GAAP basis)

	September 30,	December 31,
(Unaudited; in thousands, except par value)	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$5,588	$11,363
Accounts receivable, net	3,661	3,864
Prepaid expenses and other current assets	1,479	1,548
Total current assets	10,728	16,775
Property and equipment, net	115	120
Right-of-use assets, operating leases	819	1,912
Other non-current assets	518	508
Total assets	$12,180	$19,315
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$579	$664
Accrued expenses and other current liabilities	2,089	2,099
Operating lease liabilities	819	1,518
Total current liabilities	3,487	4,281
Operating lease liabilities, non-current	—	394
Other long-term liabilities	1,015	1,001
Total liabilities	4,502	5,676

Stockholders’ equity:
Convertible preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	3	3
Additional paid-in capital	359,718	358,884
Accumulated deficit	(351,006)	(344,251)
Accumulated other comprehensive loss	(1,037)	(997)
Total stockholders’ equity	7,678	13,639
Total liabilities and stockholders’ equity	$12,180	$19,315

Marin Software Incorporated
Condensed Consolidated Statements of Operations
(On a GAAP basis)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands, except per share data)	2024	2023	2024	2023
Revenue, net	$4,282	$4,438	$12,358	$13,381
Cost of revenue	1,703	3,087	5,136	9,501
Gross profit	2,579	1,351	7,222	3,880
Operating expenses:
Sales and marketing	1,091	1,482	3,384	5,442
Research and development	1,760	2,860	5,440	8,599
General and administrative	1,860	2,119	5,144	6,897
Total operating expenses	4,711	6,461	13,968	20,938
Loss from operations	(2,132)	(5,110)	(6,746)	(17,058)
Other income, net	(176)	158	66	598
Loss before income taxes	(2,308)	(4,952)	(6,680)	(16,460)
Provision for income taxes	18	2	75	194
Net loss	$(2,326)	$(4,954)	$(6,755)	$(16,654)
Net loss per common share, basic and diluted	$(0.74)	$(1.66)	$(2.19)	$(5.70)
Weighted-average shares outstanding, basic and diluted	3,135	2,985	3,089	2,920

Marin Software Incorporated
Condensed Consolidated Statements of Cash Flows
(On a GAAP basis)

	Nine Months Ended September 30,
(Unaudited; in thousands)	2024	2023
Operating activities:
Net loss	$(6,755)	$(16,654)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	5	17
Amortization of internally developed software	—	1,278
Amortization of right-of-use assets	1,165	1,162
Amortization of deferred costs to obtain and fulfill contracts	267	277
Loss on disposals of property and equipment	—	2
Unrealized foreign currency losses	199	43
Stock-based compensation related to equity awards	957	2,594
Provision for credit losses	(7)	(388)
Deferred income tax benefits	(3)	—
Changes in operating assets and liabilities
Accounts receivable	113	872
Prepaid expenses and other assets	(235)	345
Accounts payable	(102)	21
Accrued expenses and other liabilities	(85)	(1,041)
Operating lease liabilities	(1,165)	(1,162)
Net cash used in operating activities	(5,646)	(12,634)
Investing activities:
Capitalization of internally developed software	—	(1,511)
Net cash used in investing activities	—	(1,511)
Financing activities:
Employee taxes paid for withheld shares upon equity award settlement	(116)	(199)
Proceeds from employee stock purchase plan, net	—	(3)
Net cash provided by (used in) financing activities	(116)	(202)
Effect of foreign exchange rate changes on cash and cash equivalents	(13)	(13)
Net decrease in cash and cash equivalents	(5,775)	(14,360)
Cash and cash equivalents:
Beginning of period	11,363	27,957
End of the period	$5,588	$13,597

Marin Software Incorporated
Reconciliation of GAAP to Non-GAAP Expenses

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30
(Unaudited; in thousands)	2023	2023	2023	2023	2023	2024	2024	2024
Sales and marketing	$2,025	$1,935	$1,482	$1,078	$6,520	$1,250	$1,043	$1,091
Stock-based compensation	(165)	(184)	(88)	(65)	(502)	(64)	(60)	(38)
Restructuring related expenses	—	—	(122)	—	(122)	—	—	—
Sales and marketing (Non-GAAP)	$1,860	$1,751	$1,272	$1,013	$5,896	$1,186	$983	$1,053
Research and development	$2,942	$2,797	$2,860	$1,636	$10,235	$1,881	$1,799	$1,760
Stock-based compensation	(270)	(305)	(131)	(119)	(825)	(127)	(124)	(86)
Restructuring related expenses	—	—	(815)	(22)	(837)	—	—	—
Capitalization of internally developed software	579	578	354	296	1,807	—	—	—
Research and development (Non-GAAP)	$3,251	$3,070	$2,268	$1,791	$10,380	$1,754	$1,675	$1,674
General and administrative	$2,336	$2,442	$2,119	$1,974	$8,871	$1,684	$1,600	$1,860
Stock-based compensation	(473)	(627)	(85)	(187)	(1,372)	(183)	(109)	(57)
Restructuring related expenses	—	—	(189)	—	(189)	—	—	—
Third-party subpoena-related expenses	(84)	(45)	(36)	(30)	(195)	(60)	(81)	(93)
General and administrative (Non-GAAP)	$1,779	$1,770	$1,809	$1,757	$7,115	$1,441	$1,410	$1,710

Marin Software Incorporated
Reconciliation of GAAP to Non-GAAP Measures

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
(Unaudited; in thousands)	2023	2023	2023	2023	2023	2024	2024	2024
Gross profit	$1,343	$1,186	$1,351	$2,216	$6,096	$2,288	$2,355	$2,579
Stock-based compensation	124	137	5	41	307	39	38	32
Amortization of internally developed software	419	426	433	423	1,701	—	—	—
Restructuring related expenses	—	—	671	2	673	—	—	—
Gross profit (Non-GAAP)	$1,886	$1,749	$2,460	$2,682	$8,777	$2,327	$2,393	$2,611
Operating loss	$(5,960)	$(5,988)	$(5,110)	$(5,748)	$(22,806)	$(2,527)	$(2,087)	$(2,132)
Stock-based compensation	1,032	1,253	309	412	3,006	413	331	213
Amortization of internally developed software	419	426	433	423	1,701	—	—	—
Restructuring related expenses	—	—	1,797	24	1,821	—	—	—
Capitalization of internally developed software	(579)	(578)	(354)	(296)	(1,807)	—	—	—
Third-party subpoena-related expenses	84	45	36	30	195	60	81	93
Impairment loss on long-lived assets	—	—	—	3,276	3,276	—	—	—
Operating loss (Non-GAAP)	$(5,004)	$(4,842)	$(2,889)	$(1,879)	$(14,614)	$(2,054)	$(1,675)	$(1,826)
Net loss	$(5,783)	$(5,917)	$(4,954)	$(5,263)	$(21,917)	$(2,411)	$(2,018)	$(2,326)
Stock-based compensation	1,032	1,253	309	412	3,006	413	331	213
Amortization of internally developed software	419	426	433	423	1,701	—	—	—
Restructuring related expenses	—	—	1,797	24	1,821	—	—	—
Capitalization of internally developed software	(579)	(578)	(354)	(296)	(1,807)	—	—	—
Third-party subpoena-related expenses	84	45	36	30	195	60	81	93
Impairment loss on long-lived assets	—	—	—	3,276	3,276	—	—	—
Net loss (Non-GAAP)	$(4,827)	$(4,771)	$(2,733)	$(1,394)	$(13,725)	$(1,938)	$(1,606)	$(2,020)

Marin Software Incorporated
Calculation of Non-GAAP Earnings Per Share

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
(Unaudited; in thousands, except per share data)	2023	2023	2023	2023	2023	2024	2024	2024
Net loss (Non-GAAP)	$(4,827)	$(4,771)	$(2,733)	$(1,394)	$(13,725)	$(1,938)	$(1,606)	$(2,020)
Weighted-average shares outstanding, basic and diluted	2,873	2,902	2,985	3,009	2,943	3,024	3,108	3,135
Net loss per share, basic and diluted (Non-GAAP)	$(1.68)	$(1.64)	$(0.92)	$(0.46)	$(4.66)	$(0.64)	$(0.52)	$(0.64)

Marin Software Incorporated
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended				Year Ended	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,
(Unaudited; in thousands)	2023	2023	2023	2023	2023	2024	2024	2024
Net loss	$(5,783)	$(5,917)	$(4,954)	$(5,263)	$(21,917)	$(2,411)	$(2,018)	$(2,326)
Depreciation	11	3	3	2	19	2	2	1
Amortization of internally developed software	419	426	433	423	1,701	—	—	—
Provision for (benefit from) income taxes	48	144	2	(344)	(150)	(12)	69	18
Stock-based compensation	1,032	1,253	309	412	3,006	413	331	213
Capitalization of internally developed software	(579)	(578)	(354)	(296)	(1,807)	—	—	—
Restructuring related expenses	—	—	1,797	24	1,821	—	—	—
Impairment loss on long-lived assets	—	—	—	3,276	3,276	—	—	—
Other income, net	(225)	(215)	(158)	(141)	(739)	(104)	(138)	176
Third-party subpoena-related expenses	84	45	36	30	195	60	81	93
Adjusted EBITDA	$(4,993)	$(4,839)	$(2,886)	$(1,877)	$(14,595)	$(2,052)	$(1,673)	$(1,825)